             SHAREHOLDER SERVICES

Shareholder Name
Address 1
Address 2
Address 3

URGENT NOTICE

February 15, 2018

Dear Shareholder:

We have been trying to contact you with regard to an important matter pertaining to your investment in Guggenheim Funds. This matter involves an important operating initiative for the Funds requiring your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-888-567-1626 between 9:00 a.m. and 11:00 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time. At the time of the call please reference the number listed below.

Sincerely,

Amy J. Lee
President
Rydex ETF Trust, Claymore Exchange-Traded Fund Trust and
Claymore Exchange-Traded Fund Trust 2 (“Guggenheim Funds”)

Guggenheim Investments
227 West Monroe Street • Chicago, Illinois 60606

SHAREHOLDER ID: 123456789